UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/07/2007

CV THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21643

Delaware	43-1570294
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3172 Porter Drive, Palo Alto, CA 94304
(Address of principal executive offices, including zip code)

650-384-8500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On December 7, 2007, we publicly disseminated a press release announcing that the U.S. Food and Drug Administration (FDA) has notified us that it will evaluate the approval of potential anti-arrhythmic claims for Ranexa(R) (ranolazine extended-release tablets) as part of its ongoing review of the Company's supplemental new drug application (sNDA).   This follows the FDA's acceptance of an sNDA seeking expansion to the approved product labeling for Ranexa to include a first line angina indication and a significant reduction in cautionary language as well as a separate NDA for a potential labeling change to add reduction of hemoglobin A1c in coronary artery disease patients with diabetes. The two sNDAs are being reviewed by the FDA Division of Cardiovascular and Renal Products and the NDA is being reviewed by the FDA Division of Metabolism and Endocrinology Products. The Prescription Drug User Fee Act action date for the sNDAs and the NDA is July 27, 2008.

The foregoing description is qualified in its entirety by reference to our press release dated December 7, 2007, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release dated December 7, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CV THERAPEUTICS, INC.

Date: December 07, 2007	By:	/s/ TRICIA BORGA SUVARI
TRICIA BORGA SUVARI
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated December 7, 2007.